UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2017

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                                                                             Emerging growth company                                                             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement
On July 25, 2017, Texas Oil & Chemical Co. II, Inc. ("TOCCO"), South Hampton Resources, Inc. ("SHR"), Gulf State Pipe Line Company, Inc. ("GSPL"), and Trecora Chemical, Inc. ("TC") (SHR, GSPL and TC collectively the "Guarantors") entered into a Third Amendment to Amended and Restated Credit Agreement ("3rd Amendment") with the lenders which from time to time are parties to the Amended and Restated Credit  Agreement (collectively, the "Lenders") and Bank of America, N.A., a national banking association, as Administrative Agent for the Lenders.  The 3rd Amendment increased the Revolving Facility from $40,000,000 to $60,000,000.  There were no other changes to the Revolving Facility.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosures required by this Item 2.03 are contained in Item 1.01 above and are incorporated as if fully restated herein.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibit:
Exhibit No.	Description of Exhibit
99.1	Third Amendment to Amended and Restated Credit Agreement dated as of July 25, 2017, among Texas Oil & Chemical Co. II, Inc. as Borrower, and Bank of America, N.A., as Lender.

The Company's website (www.trecora.com) contains a significant amount of information about the Company, including financial and other information for investors.  The Company strongly encourages investors to visit its website from time to time, as information is updated and new information is posted.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TRECORA RESOURCES

Date:  July 27, 2017                                                    By: /s/ Sami Ahmad

       Sami Ahmad
       Chief Financial Officer